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           Specimen of Stock Certificate of Series A Preferred Stock
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                           SPECIMEN STOCK CERTIFICATE


                         FOUNTAIN PHARMACEUTICALS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
      50,000 SHARES COMMON STOCK          5,000,000 SHARES CLASS B COMMON STOCK
       Par Value $.001 Per Share               Par Value $.001 Per  Share
                    2,000,000 SHARES SERIES A PREFERRED STOCK
                            Par Value $.001 Per Share


THIS CERTIFIES  THAT  __________________________________________________________
is the  owner  of  _____________________________________________  shares  of the
SERIES A PREFERRED STOCK OF FOUNTAIN PHARMACEUTICALS, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

         The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________________ day of ________________________________,
A.D. 19_______.



_______________________                              _________________________
              SECRETARY                                              PRESIDENT



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LEGEND INSERTS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
TRANSFERABILITY IS FURTHER LIMITED BY THE TERMS OF A STOCK PURCHASE AND SUBSCRIPTION AGREEMENT AS OF JULY 11, 1997 TO WHICH THE COMPANY IS A PARTY.


THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A PREFERRED STOCK ("CERTIFICATE OF DESIGNATION"), WHICH WAS FILED WITH THE DELAWARE SECRETARY OF STATE ON JULY 17, 1997, AS SUPPLEMENTED OR AMENDED. A COPY OF THE CERTIFICATE OF DESIGNATION AS MAY BE SO SUPPLEMENTED OR AMENDED SHALL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY.